UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 29, 2007

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
 (Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 7.01.  Regulation FD Disclosure

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition" and Item 7.01, "Regulation FD Disclosure."

On January 29, 2007, Cummins Inc. ("the Company," "we," "our" or "us") issued the attached press release reporting its financial results for the fourth quarter of 2006.  A copy of Cummins' press release is attached hereto as Exhibit 99 and hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibit is furnished herewith:

99-Press Release dated January 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2007

Cummins Inc.
/s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principal Accounting Officer

Contact:

Mark Land - Director of Public Relations
(317) 610-2456
mark.d.land@cummins.com

For Immediate Release

January 29, 2007

Cummins completes third consecutive year of record sales and profits
--Company eclipses $3 billion in quarterly sales; power generation and distribution segments report record operating profits in fourth quarter --

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported record sales and earnings for the fourth quarter and all of 2006, marking the third consecutive year of record financial performance for the Company.

Cummins eclipsed $3 billion in quarterly sales for the first time during the fourth quarter. All four of the Company's operating segments posted record revenues, and Cummins' Power Generation and Distribution businesses reported record Segment EBIT in the fourth quarter, as well as for the entire year.

For the full year, Cummins reported sales of $11.36 billion, up 15 percent from $9.92 billion in 2005. Earnings Before Interest and Taxes (EBIT) of $1.18 billion (10.4 percent of sales) increased 30 percent over $907 million (9.1 percent of sales) in 2005.

Net earnings rose 30 percent to $715 million, or $14.21 per diluted share, from $550 million, or $11.01 per diluted share, the previous year.

In the fourth quarter, Cummins reported sales of $3.03 billion, a 10 percent increase from $2.75 billion in the same period in 2005. EBIT rose 13 percent to $303 million (10.0 percent of sales), from $269 million (9.8 percent of sales).

Net earnings in the fourth quarter increased 13 percent to $189 million, or $3.75 per diluted share, from $167 million, or $3.31 per diluted share, in the fourth quarter of 2005. Gross margin for the quarter was 22.1 percent, down slightly from 22.5 percent for the fourth quarter of 2005.

The Company's Power Generation and Distribution businesses performed at record levels in the fourth quarter - and for the entire year - while the Engine segment reported near-record EBIT on its best-ever quarterly sales performance in the fourth quarter. Segment EBIT at the Company's Components segment was essentially flat in the fourth quarter, compared to 2005.

The Distribution business continued its trend of growing earnings faster than sales, with the greatest growth coming in sales of power generation products in the Middle East and Europe. Joint venture income from the Company's North American distributors also rose significantly in the quarter.

Engine sales were a record in the fourth quarter, led by strong gains in North America for heavy- and medium-duty truck markets and in the international construction markets. Additionally, sales to the oil and gas engine markets more than doubled from the fourth quarter of 2005.

During the fourth quarter Cummins announced plans to enter the light-duty diesel market in both the United States and China. The Company announced that its Columbus (Indiana) Engine Plant will be the home of its U.S. - based light-duty program that will add at least 600 jobs by the end of the decade.

Cummins also announced a joint venture to make 2.8 and 3.8-liter engines in China with Beiqi Foton Motor Company in Beijing. The engines, scheduled to go into production in 2008, will be used in light-duty commercial trucks, pickups and sport utility vehicles and certain industrial applications.

Last week, Cummins announced that its new 6.7-liter turbo diesel engine for the 2007.5 model year Dodge Ram Heavy Duty pickup meets the 2010 standards for oxides of nitrogen emissions, a full three years ahead of schedule. The engine went into production at the Company's Midrange Engine Plant in Walesboro, Indiana, in January and the new Ram pickup truck is expected to be on the market in March.

 "By almost every measure, 2006 was an outstanding year," said Cummins Chairman and Chief Executive Officer Tim Solso. "We continued to build on the success of the past two years even as we devoted significant time and resources to meeting the 2007 emissions changes in the United States.

"All of our business segments showed strong sales growth in 2006 and we gained share in key businesses and geographic markets around the world. At the same time, we invested in critical growth opportunities and developed cost-control strategies that will help us weather the temporary slowdown in the North American heavy-duty truck engine market in 2007 as a result of the U.S. emissions changes."

2007 outlook
The Company expects to earn between $11 and $11.50 a share in 2007, despite the forecasted emissions-related downturn in the North American heavy-duty truck engine market. As a result of a regular review of its disclosure and corporate governance practices, Cummins has decided to offer only annual earnings guidance starting in 2007.

The guidance reflects the Company's confidence in its ability to deliver strong earnings as a result of its continued product and geographic diversification, investment in key growth opportunities and ongoing efforts to control costs.

For example, Cummins expects strength in medium-duty and high-horsepower engine sales, power generation and distribution to help offset lower North American heavy-duty sales.

The Company also anticipates an increase in its turbocharger sales to other engine manufacturers and sees significant growth opportunities in the sale of advanced exhaust aftertreatment and filtration products to meet changing emissions standards around the world.

Additionally, Cummins is forecasting continued profitable growth in key emerging markets such as China and India, and international sales are expected to exceed U.S. sales in 2007.

"I am extremely excited about our prospects for 2007 and beyond," Solso said. "The Company is well-positioned to face the challenges of the changing emissions regulations in the near-term, and we're also working hard to identify and invest in the next generation of profitable growth opportunities."

Fourth quarter 2006 details
Engine segment
Sales of $1.95 billion were a quarterly record and 6 percent higher than $1.84 billion during the same period in 2005. Segment EBIT increased 16 percent to $181 million, or 9.3 percent of sales, from $156 million, or 8.5 percent of sales, a year ago.

North American heavy-duty truck engine shipments rose 14 percent and North American medium-duty engine shipments increased 57 percent in advance of the 2007 emissions changes, offsetting a 15 percent drop in shipments to Chrysler during the quarter. Shipments to the international construction markets rose 18 percent from the same period in 2005.

Power Generation segment
Segment sales of $658 million rose 14 percent from $575 million, while Segment EBIT increased 27 percent to $62 million, or 9.4 percent of sales, from $49 million or 8.5 percent of sales.

Commercial sales rose 18 percent and alternator sales jumped 30 percent, more than offsetting a drop in consumer sales.

Distribution segment
Segment sales of $386 million rose 12 percent from $346 million in the same period in 2005. Segment EBIT increased 18 percent to $39 million, or 10.1 percent of sales, from $33 million, or 9.5 percent of sales in 2005.

Sales of power generation products were strong, most notably in the Middle East and Europe. Joint venture income rose 45 percent in the quarter, led by improved performance at North American distributors.

Components segment
Sales in the segment - which consists of the Company's filtration, turbocharger, exhaust aftertreatment and fuel systems businesses - rose 12 percent to $599 million, from $535 million for the same period in 2005. Segment EBIT fell slightly to $23 million, or 3.8 percent of sales, from $24 million, or 4.5 percent of sales, in the fourth quarter of 2005.

The Segment's performance was led by the Filtration and Fuel System businesses, which reported improved sales and gross margin. The Company's turbocharger and Emission Solutions businesses were adversely affected by costs associated with introducing new products, and manufacturing and logistics challenges caused by rapidly increasing demand.

Cash flow,  pension funding and debt reduction
The Company's strong cash flow in the fourth quarter allowed it to continue to fund its pension above required levels and to reduce debt. Cummins reduced its long-term debt by half during 2006, lowering its debt-to-capital ratio to 22.4 percent at year's end.

For the year, Cummins paid $266 million into its pension funds, well in excess of the required payments. The Company's full-year cash flow was a record $840 million. Excluding the pension payments, cash flow from operations was $1.1 billion - a 21 percent improvement from 2005.

Taxes
During the fourth quarter, tax legislation was signed that retroactively extended the incremental research tax credit to tax years 2006 and 2007. This favorably affected the Company's quarterly and full-year tax provision by $10.3 million, or $0.20 per share, in the quarter and $0.21 per share for the full year.

Presentation of Non-GAAP Financial Information
EBIT and cash flow from operations excluding pension contributions are non-GAAP measures used in this release.  Each is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins serves customers in more than 160 countries through its network of 550 Company-owned and independent distributor facilities and more than 5,000 dealer locations. Cummins reported net income of $715 million on sales of $11.4 billion in 2006. Press releases can be found on the Web at www.cummins.com.

Forward-looking statements disclosure
Information provided in this release and on the webcast that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited) (a)

	Three months ended			For the years ended
	December 31,	December 31,	October 1,	December 31,	December 31,
	2006	2005	2006	2006	2005
	Millions (except per share amounts)
Net sales	$3,033	$2,753	$2,809	$11,362	$9,918
Cost of sales	2,363	2,134	2,155	8,767	7,732
Gross margin	670	619	654	2,595	2,186

Operating expenses and income
Selling and administrative expenses	334	313	328	1,283	1,145
Research and engineering expenses	78	71	81	321	278
Investee equity, royalty and other income	(35)	(28)	(37)	(140)	(131)
Other operating (income) expenses, net	(3)	-	4	-	-

Operating earnings	296	263	278	1,131	894

Interest income	(14)	(9)	(14)	(47)	(24)
Interest expense	20	26	23	96	109
Other expenses (income), net	7	3	(4)	(1)	11
Earnings before income taxes and minority interests	283	243	273	1,083	798

Provision for income taxes	80	63	92	324	216
Minority interests in earnings of consolidated subsidiaries	14	13	10	44	32
Net earnings	$189	$167	$171	$715	$550

Earnings per share
Basic	$3.78	$3.75	$3.40	$15.02	$12.43
Diluted	$3.75	$3.31	$3.37	$14.21	$11.01

Cash dividends declared per share	$0.36	$0.30	$0.36	$1.32	$1.20

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	December 31,	December 31,
	2006	2005
	Millions (except par value)
ASSETS
Current assets
Cash and cash equivalents	$840	$779
Marketable securities	95	61
Receivables, net	1,767	1,423
Inventories	1,393	1,174
Other current assets	393	479
Total current assets	4,488	3,916
Long-term assets
Property, plant and equipment, net	1,574	1,557
Investments in and advances to equity investees	345	278
Goodwill	356	358
Other intangible assets, net	128	100
Other assets	574	676
Total assets	$7,465	$6,885
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Short-term borrowings	$164	$154
Accounts payable	1,104	904
Other accrued expenses	1,131	1,160
Total current liabilities	2,399	2,218
Long-term liabilities
Long-term debt	647	1,213
Other liabilities	1,363	1,365
Total liabilities	4,409	4,796

Minority interests	254	225
Shareholders' equity
Common stock, $2.50 par value, 150 shares authorized, 55.0 and 48.5 shares issued	137	121
Additional contributed capital	1,500	1,201
Retained earnings	2,009	1,360
Accumulated other comprehensive loss	(526)	(603)
Common stock in treasury, at cost, 2.9 and 2.0 shares	(212)	(101)
Common stock held in trust for employee benefit plans, 1.9 and 2.0 shares	(92)	(97)
Unearned compensation	(14)	(17)
Total shareholders' equity	2,802	1,864
Total liabilities and shareholders' equity	$7,465	$6,885

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	For the years ended
	December 31,	December 31,
	2006	2005
	Millions
Net cash provided by operating activities	$840	$760

Cash flows from investing activities
Capital expenditures	(249)	(186)
Investments in marketable securities-acquisitions	(303)	(123)
Investments in marketable securities-liquidations	273	126
Other, net	2	(29)
Net cash used in investing activities	(277)	(212)
Cash flows from financing activities
Proceeds from borrowings	94	84
Payments on borrowings and capital lease obligations	(400)	(378)
Dividend payments on common stock	(66)	(56)
Proceeds from issuing common stock	9	30
Repurchases of common stock	(121)	(38)
Other, net	(24)	(14)
Net cash used in financing activities	(508)	(372)
Effect of exchange rate changes on cash and cash equivalents	6	(8)
Net increase in cash and cash equivalents	61	168
Cash and cash equivalents at beginning of year	779	611
Cash and cash equivalents at end of period	$840	$779

(a)    Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

	Engine	Power Generation	Components	Distribution	Non-segment items*	Total

	Millions
Three months ended December 31, 2006
Net sales	$1,952	$658	$599	$386	$(562)	$3,033
Investee equity, royalty and other income	16	2	1	16	-	35
Segment EBIT	181	62	23	39	(2)	303

Three months ended December 31, 2005
Net sales	$1,838	$575	$535	$346	$(541)	$2,753
Investee equity, royalty and other income	13	3	1	11	-	28
Segment EBIT	156	49	24	33	7	269

Three months ended October 1, 2006
Net sales	$1,842	$624	$564	$346	$(567)	$2,809
Investee equity, royalty and other income	16	4	2	15	-	37
Segment EBIT	183	57	19	38	(1)	296

For the year ended December 31, 2006
Net sales	$7,511	$2,416	$2,281	$1,385	$(2,231)	$11,362
Investee equity, royalty and other income	67	12	7	54	-	140
Segment EBIT	733	220	107	144	(25)	1,179

For the year ended December 31 , 2005
Net sales	$6,657	$1,999	$2,000	$1,191	$(1,929)	$9,918
Investee equity, royalty and other income	80	9	8	34	-	131
Segment EBIT	582	145	89	107	(16)	907

*Includes intercompany eliminations and unallocated corporate expenses.

A reconciliation of our segment information to the corresponding amounts in the Consolidated Financial Statements is shown in the table below:

	Three months ended			For the years ended
	December 31,	December 31,	October 1,	December 31,	December 31,
	2006	2005	2006	2006	2005
	Millions
Segment EBIT	$303	$269	$296	$1,179	$907
Less:
Interest expense	20	26	23	96	109
Earnings before income taxes and minority interests	$283	$243	$273	$1,083	$798

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Earnings before interest, taxes and minority interests (EBIT)

We define EBIT as earnings before interest expense, provision for income taxes and minority interests in earnings of consolidated subsidiaries.  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to our consolidated net earnings, for each of the applicable periods:

	Three Months Ended			For the years ended
	December 31,	December 31,	October 1,	December 31,	December 31,
	2006	2005	2006	2006	2005
	Millions
Earnings before interest, income taxes and minority interests	$303	$269	$296	$1,179	$907

EBIT as a percentage of net sales	10.0%	9.8%	10.5%	10.4%	9.1%

Less:
Interest expense	20	26	23	96	109
Provision for income taxes	80	63	92	324	216
Minority interests in earnings of consolidated subsidiaries	14	13	10	44	32
Net earnings	$189	$167	$171	$715	$550

Net earnings as a percentage of net sales	6.2%	6.1%	6.1%	6.3%	5.5%

We believe EBIT is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financing methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America (GAAP) and may not be consistent with measures used by other companies.  It should be considered supplemental data.

Cash from operations excluding pension contributions

	For the years ended
	December 31,	December 31,
	2006	2005
Cash provided by operations	$840	$760
Add back: pension contributions	266	151
Cash provided by operations excluding pension contributions	$1,106	$911

We believe cash provided by operations excluding pension contributions is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to funding decisions.  This measure is not in accordance with, or an alternative for, GAAP and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND CONSOLIDATED SUBSIDIARIES
SELECTED FOOTNOTE DATA
(Unaudited)

NOTE 1.  EARNINGS PER SHARE

The following is a reconciliation of net earnings and weighted-average common shares outstanding for purposes of calculating basic and diluted net earnings per share:

	Three months ended			For the years ended
	December 31,	December 31,	October 1,	December 31,	December 31,
	2006	2005	2006	2006	2005
	Millions (except per share amounts)
Net earnings for basic EPS	$189.4	$166.8	$171.3	$715.4	$549.8
Interest on junior convertible subordinated debentures, net of tax	-	3.2	-	5.9	12.9
Net earnings for diluted EPS	$189.4	$170.0	$171.3	$721.3	562.7
Weighted-average common shares outstanding:
Basic	50.1	44.5	50.3	47.6	44.2
Dilutive effect of stock compensation awards	0.4	0.5	0.4	0.4	0.6
Dilutive effect of junior convertible subordinated debentures	-	6.3	-	2.8	6.3
Diluted	50.5	51.3	50.7	50.8	51.1
Earnings per share:
Basic	$3.78	$3.75	$3.40	$15.02	$12.43
Diluted	$3.75	$3.31	$3.37	$14.21	$11.01

NOTE 2. INVESTEE EQUITY, ROYALTY AND OTHER INCOME

Investee equity, royalty and other income included in our Condensed Consolidated Statements of Earnings was as follows:

	Three months ended			For the years ended
	December 31,	December 31,	October 1,	December 31,	December 31,
	2006	2005	2006	2006	2005
	Millions
Dongfeng Cummins Engine Company, Ltd.	$3	$3	$4	$19	$36
North American distributors	14	10	13	48	30
Cummins Mercruiser	2	2	-	6	10
Chongqing Cummins	2	2	6	15	12
Tata Cummins	3	2	2	11	5
Fleetguard Shanghai	1	1	2	5	4
All others	5	4	2	15	12
Cummins share of net earnings	30	24	29	119	109
Royalty and other income	5	4	8	21	22
Investee equity, royalty and other income	$35	$28	$37	$140	$131

NOTE 3.  PROVISION FOR INCOME TAXES

Our tax rates are generally less than the 35 percent U.S. income tax rate primarily because of lower taxes on foreign earnings, export tax benefits and research tax credits.

Our effective tax rate for the three and twelve months ended December 31, 2006, was 28.3 percent and 29.9 percent, respectively. Our provision for the three months ended December 31, 2006, was favorably impacted by $10 million, or $0.20 per share, due to the retroactive reinstatement of the U.S. research tax credit.  Our provision for the twelve months ended December 31, 2006, was impacted by a $12 million, or $0.23 per share, increase in the first quarter for the effect of new Indiana tax legislation, a $28 million, or $0.55 per share, reduction in the second quarter due to the favorable resolution of tax uncertainties related to prior years and $10 million, or $0.21 per share, due to the U.S. research tax credit. Our effective tax rate for the three and twelve months ended December 31, 2005, was 25.9 percent and 27.1 percent, respectively.  Our 2005 provision was reduced by $16 million ($6 million in the first quarter, $4 million in the second quarter, $1 million in the third quarter and $5 million in the fourth quarter) for the tax benefits of foreign dividend distributions which qualified for a special 85-percent deduction under The American Jobs Creation Act of 2004.

NOTE 4.  DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense included in operating activities of the Condensed Consolidated Statements of Cash Flows for the years ended December 31, 2006 and 2005 was $296 million and $295 million, respectively.

NOTE 5.  SHORT-TERM BORROWINGS & LONG-TERM DEBT

Holders of our $120 million 6.75% debentures due 2027, could elect to be repaid on February 15, 2007, at par value together with accrued interest.  The election was irrevocable and required to be made between December 15, 2006 and January 16, 2007.  As a result, $62 million of the debt was presented for repayment during this period. Therefore, our balance sheet at December 31, 2006, reflects $62 million in short-term borrowings and $58 million in long-term debt.